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                                                                     Exhibit 3.1

                            OFFICER'S CERTIFICATE TO

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             VERIZON NORTHWEST INC.

     Verizon Northwest Inc., a corporation organized and existing under the laws of the State of Washington, hereby certifies as follows:

     1. The name of the corporation is Verizon Northwest Inc. It was originally incorporated under the name New West Coast Telephone Company and was previously known as West Coast Telephone Company, General Telephone Company of the Northwest, Inc. and GTE Northwest Incorporated. The date of filing of its original Articles of Incorporation with the Secretary of State was March 31, 1964.

     2. These Amended and Restated Articles of Incorporation amend and restate the text of the Restated Articles of Incorporation of the corporation to read as herein set forth in full in Exhibit A attached hereto.

     3. Upon the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Washington, all of the issued and outstanding shares of Common Stock, without par value, shall be exchanged for one share of Common Stock, without par value, of the corporation.

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     4. These Amended and Restated Articles of Incorporation were duly proposed by the Board of Directors and adopted by the sole Shareholder on August 8, 2002 in accordance with the provisions of RCW 23B.10.030 and 23B.10.040 of the Washington Business Corporation Act of the State of Washington to read as set forth in full in Exhibit A attached hereto.

     5. These Amended and Restated Articles of Incorporation shall be effective upon filing with the Secretary of State of the State of Washington.

     IN WITNESS WHEREOF, said Verizon Northwest Inc. has caused this Certificate to be signed by Linda K. Watson, its Assistant Secretary, this 9th day of August, 2002.

                                           VERIZON NORTHWEST INC.



                                           By
                                              --------------------------------
                                              Linda K. Watson
                                              Assistant Secretary

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                                                                       Exhibit A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             VERIZON NORTHWEST INC.


     1. The name of the corporation is Verizon Northwest Inc.

     2. The total number of shares of all classes of stock which the corporation shall have authority to issue is one share of Common Stock without par value.

     3. The name of the registered agent is C T Corporation System. The address of the registered office is 520 Pike Street, Seattle, Washington 98101.

     4. The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Washington Business Corporation Act, as it may be amended from time to time, or any successor law.

     5. To the fullest extent that the Washington Business Corporation Act of the State of Washington, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the

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liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     6. The corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

     7. These Amended and Restated Articles of Incorporation were duly proposed by the Board of Directors and adopted by the sole Shareholder in accordance with the provisions of RCW 23B.10.030 and 23B.10.040 of the Washington Business Corporation Act.

     IN WITNESS WHEREOF, said Verizon Northwest Inc. has caused these Amended and Restated Articles of Incorporation to be signed by Linda K. Watson, its Assistant Secretary, this 9th day of August, 2002.

                                           VERIZON NORTHWEST INC.



                                           By
                                              ----------------------------------
                                              Linda K. Watson
                                              Assistant Secretary

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